Exhibit 10.21

EMPLOYMENT CONTRACT

(exact english translation, the original french version prevails)

between

SwissINSO SA, EFPL - PSE, Batiment D, Avenue J-D Colladon, 1015 Lausanne, Switzerland (the Employer)

And

Mr Manuel de Sousa, Route de la Croix 84, 1095 Lutry, Switzerland (the Associate)

It is agreed between parties above mentioned:

1. POSITION

The Associate works as CFO of SwissiNSO at 80%, directly subordinated to the CEO.

2. START DATE

The contract starts on April 15t 2011, and cancels any prior arrangement which could have been concluded between the employer and the associate before this date.

3. DURATION

The contract is valid for an unlimited period

4. PROBATION PERIOD
Trial period is one month, with 2 weeks notice period for both parties.

5. FINANCIAL PACKAGE

The annual salary (80%) is CHF 250' 000.-, payable in 12 monthly installments, at the latest the before last day of every month. It is subjected to deductions for AVS, unemployment insurance, and the part of old age pension LEGALLY attributable to the associate.

Moreover, at the end of every year, starting from the end of trial period, the associate can obtain a bonus corresponding to 0 - 10 % of the above annual salary, corresponding to 80 to 130 % of the total budgeted business turnover, a bonus corresponding to 0 - 10 % of the above annual salary, corresponding to 80 to 130 % of the total budgeted business profit, a bonus corresponding to 0 - 10 % of the above annual salary, corresponding to 80 to 130 % of the total budgeted business cash flow, as well as a bonus from 0 to 10 % of the above annual salary, as well as a bonus from 0 to 10 % of the above annual salary, corresponding to personal objectives defined by the CEO at the beginning of the year and communicated ahead of time.

This bonus cannot and will not in the future be considered as a vested right for the associate and it is not part of the salary. In case of termination of the contract by one of the parties, this bonus will be owed pro rata temporis only in case termination happens after September 30th.

The Associate will be eligible to earn company shares through a stock options plan to be defined.

6. WORK LOCATION

The position is based at the Company's headquarters in Switzerland, but the Associate is expected to spend a large portion of his time travelling internationally.

7. VACATION

The Associate has the right to 20 days of annual leave, besides official bank holidays.

8. INSURANCE

The Associate is covered for the duration in his contract for following risks, fully paid by the Employer:
• Shortfall of benefits (APG)
• Professional and non-professional accidents (LM).

9. VEHICLE

The Employer shall provide the Associate with a function car and pay all the expenses related thereto, in accordance with company policy.

10. CONFIDENTIALITY

The Associate hereby agrees to retain any confidential information received or obtained during his activity for the Employer, and not to disclose any such information in any way to the benefit of any third party or for its own. This obligation shall be and remain in force during and after the termination of this employment contract, unless the contrary interest of the Employer or a legal duty to disclose.

11. INTELLECTUAL PROPERTY

The Associate agrees to inform the Employer of any invention it shall conceive, alone or jointly with others, within the course of the work for which the Associate has been hired, and to hand over, without any retribution, all the rights and patent claims related to any such invention to the Employer.

12. TERMINATION OF CONTRACT

A notice of termination of the present contract is subjected to a two (2)-month time limit after the probation period.

13. ADDITIONAL CLAUSES

The Swiss law is applicable.

Any subject matter that is not expressly foreseen within the present agreement shall be settled in accordance with the articles 319 et seq. of the Swiss federal Code of obligations.

14. LITIGATIONS

Any dispute between the Employer and the Associate shall be submitted to the exclusive general jurisdiction of the courts of the place of residence of the Company.

Original contract in French signed in two copies on March 29, 2011 This exact English translation signed in two copies on April 15th, 2011